UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (date of earliest event reported): March 19, 2007

                               Balchem Corporation
             (Exact name of registrant as specified in its charter)

Maryland                                   1-13648           13-257-8432
(State or other jurisdiction of   (Commission File Number)   (IRS Employer
incorporation)                                               Identification No.)

                       P.O. Box 600, New Hampton, NY 10958
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (845) 326-5600

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]      Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[_]      Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition of Assets

         Balchem Corporation (the "Company") previously filed a Current Report on Form 8-K on March 21, 2007 to announce that the Company, through its wholly-owned subsidiary BCP Ingredients, Inc. ("BCP"), entered into an asset purchase agreement (the "Asset Purchase Agreement") with Chinook Global Limited ("Chinook"), a privately held Ontario corporation, pursuant to which BCP acquired certain of Chinook's choline chloride business assets for a purchase price of $29,000,000 plus the value of certain product inventories estimated at approximately $1,840,000. The acquisition closed effective the same date. The inventory purchase price is subject to adjustment based upon Chinook's actual finished goods and raw materials inventory as of the closing date. The parties have agreed to hold approximately $276,000 of the purchase price in a cash escrow account for a brief period after the closing to secure such purchase price adjustment. The Company indicated on the Form 8-K that it would file financial information required under Item 9.01 below no later than 71 days after the date on which the initial report on Form 8-K was required to be filed. This Amendment No. 1 is filed to provide the required financial information.

         Pursuant to Item 9.01 of Form 8-K, set forth below are the Financial Statements and Pro Forma Financial Information relating to the acquisition. Such information should be read in conjunction with the Company's Current Reports on Form 8-K filed on March 21, 2007, relating to the acquisition.


Item 9.01 Financial Statements and Exhibits

(a)      Financial Statements of Business Acquired

         Independent Auditor's Report on Consolidated Balance Sheet, Statement of Earnings, Stockholders' Equity and Cash Flows.

         Consolidated Balance Sheet as of December 31, 2006 and Consolidated Statements of Earnings, Stockholders' Equity, and Cash Flows for the twelve month period ended December 31, 2006.


(b)      Pro Forma Financial Information

         Unaudited Pro Forma Combined Balance Sheet as of December 31, 2006, and Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 2006.

Item 9.01(a) Financial Statements of Businesses Acquired




                             CHINOOK GLOBAL LIMITED
                        Consolidated Financial Statements
                                December 31, 2006
                   (With Independent Auditors' Report Thereon)

                             CHINOOK GLOBAL LIMITED
                        Consolidated Financial Statements
                                December 31, 2006



                                Table of Contents


                                                                            Page


Independent Auditors' Report                                                   1

Consolidated Balance Sheet                                                     2

Consolidated Statement of Earnings                                             3

Consolidated Statement of Stockholders' Equity and Comprehensive Income        4

Consolidated Statement of Cash Flows                                           5

Notes to Consolidated Financial Statements                                6 - 24

                          Independent Auditors' Report
                          ----------------------------

The Shareholders of Chinook Global Limited

We have audited the accompanying consolidated balance sheet of Chinook Global Limited as of December 31, 2006, and the related consolidated statement of earnings, stockholders' equity and comprehensive income, and cash flows for the twelve month period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Chinook Global Limited as of December 31, 2006, and the results of their operations and their cash flows for the twelve month period then ended in conformity with United States generally accepted accounting principles.


Signed "KPMG LLP"

Chartered Accountants, Licensed Public Accountants

May 14, 2007

                             CHINOOK GLOBAL LIMITED
                           Consolidated Balance Sheet
            Twelve month period ended December 31, 2006, (note 1(a))
                               (US $ in thousands)

                                          Assets
Current assets:
     Cash                                                               $  1,121
     Trade accounts receivable, less allowance for doubtful
         accounts of nil                                                   4,900
     Inventories:
         Finished goods                                                    1,543
         Raw materials                                                       790
         Supplies                                                            120
                                                                        --------
                   Total inventories                                       2,453

     Unrealized gain, derivative instrument (note 3)                         492

     Other current assets                                                    334
                                                                        --------
                   Total current assets                                    9,300

Property, plant, and equipment (note 4)                                      613

                                                                        --------
                       Total assets                                     $  9,913
                                                                        ========
                               Liabilities and Stockholders' Equity
Current liabilities:
     Trade accounts payable                                             $  1,926
     Accrued liabilities                                                   3,171
     Current portion of fines payable (note 6)                               480
     Railcar retirement obligation (note 5)                                  115
     Unrealized loss, derivative instruments (note 3)                        352
                                                                        --------
                     Total current liabilities                             6,044
     Fines payable (note 6)                                                  516
                                                                        --------
                     Total liabilities                                     6,560
Stockholders' equity (note 8):
     Unlimited Class A common shares with no par value;
         issued and outstanding 80,000 shares                                  1
     Unlimited Class E common shares with no par value;
         issued and outstanding 20,000 shares                                  1
     Additional paid in capital                                              237
     Retained earnings                                                     3,114
                                                                        --------
                     Total stockholders' equity                            3,353
Commitments and contingencies (notes 11 and 14)
Subsequent events (note 17)
                                                                        --------
                     Total liabilities and stockholders' equity         $  9,913
                                                                        ========
See accompanying notes to consolidated financial statements.


                                CHINOOK GLOBAL LIMITED
                          Consolidated Statement of Earnings
               Twelve month period ended December 31, 2006, (note 1(a))
                    (US $, in thousands, except per share amounts)

--------------------------------------------------------------------------------------
                                                            January 1         April 7
                                                           to April 6   to December 31
--------------------------------------------------------------------------------------
                                                           (note 1(a))     (note 1(a))

Net sales                                                 $     10,790    $     32,347

Cost of goods sold (note 13)                                     8,899          25,916
                                                          ------------    ------------
                    Gross profit                                 1,891           6,431

Selling, general, and administrative expenses                    1,278           1,983

Amortization                                                        89              39

Other income (expense):
     Foreign exchange                                                1             (85)
     Interest, net                                                  (1)             46
     Interest, fines payable (note 6)                               --            (122)
     Unrealized loss on derivative instruments (note 3)             98            (168)
                                                          ------------    ------------
                                                                    98            (329)
                                                          ------------    ------------

Earnings before income taxes                                       622           4,080

Income taxes (note 7)                                               --              --
                                                          ------------    ------------
Earnings before extraordinary gain                                 622           4,080

Extraordinary gain - negative goodwill (note 2)                     --           1,684
                                                          ------------    ------------
                    Net earnings                          $        622    $      5,764
                                                          ============    ============


Earnings before extraordinary gain                        $       5.65    $      40.80

Extraordinary gain - negative goodwill (note 2)                     --           16.84
                                                          ------------    ------------

Earnings per share                                        $       5.65    $      57.64
                                                          ============    ============

Weighted average number of shares outstanding                      110             100
                                                          ------------    ------------

See accompanying notes to consolidated financial statements.


                                          3

                                                 CHINOOK GLOBAL LIMITED
                         Consolidated Statement of Stockholders' Equity and Comprehensive Income
                                Twelve month period ended December 31, 2006, (note 1(a))
                                     (US $, in thousands, except per share amounts)

                                                                                               Accumulated
                                                Total              Additional                     other         Total
                                         Common stock (note 8)       paid in      Retained    comprehensive  stockholders'
                                         Number          $           capital      earnings        loss         equity
                                       ----------    ----------    ----------    ----------    ----------    ----------
Balances at January 1, 2006               110,365           411    $       --    $    7,039    $   (2,455)   $    4,995
     Net earnings                              --            --            --           622            --           622

Revision of share structure (note 8)      (10,365)        1,318            --            --            --         1,318

Share reorganization (note 8)                  --        (1,727)        1,727            --            --            --
Dividends paid (note 8(c)):
     Common stock - Class A                    --            --            --        (1,644)           --        (1,644)
     Common stock - Class E                    --            --            --            --            --            --
                                       ----------    ----------    ----------    ----------    ----------    ----------

Balances at April 6, 2007                 100,000             2    $    1,727    $    6,017    $   (2,455)   $    5,291

Impact of acquisition (note 2)                 --            --        (1,727)       (6,017)        2,455        (5,289)

     Net earnings                              --            --            --         5,764            --         5,764

Redemption of notes payable (note 9)           --            --           237            --            --           237

Dividends paid (note 8(c)):
     Common stock - Class A                    --            --            --        (2,139)           --        (2,139)
     Common stock - Class E                    --            --            --          (511)           --          (511)
                                       ----------    ----------    ----------    ----------    ----------    ----------
Balances at December 31, 2006             100,000             2    $      237    $    3,114    $       --    $    3,353
                                       ==========    ==========    ==========    ==========    ==========    ==========

See accompanying notes to consolidated financial statements.


                                                           4

                                   CHINOOK GLOBAL LIMITED
                            Consolidated Statement of Cash Flows
                                  Twelve month period ended
                               December 31, 2006, (note 1(a))
                                     (US $ in thousands)

                                                                  January 1         April 7
Cash provided by (used in):                                      to April 6  to December 31
Operating activities:
     Net earnings                                              $        622    $      5,764
     Items not involving cash:
         Extraordinary gain - negative goodwill (note 2)                 --          (1,684)
         Amortization, plant and equipment                               89              39
         Unrealized gain on derivative instruments (note 3)             (98)            168
         Accretion of railcar retirement obligation (note 5)              1               4
     Interest, fines payable (note 6)                                    --             123

     Changes in non-cash operating working capital (note 12)            786              51
                                                               ------------    ------------
                                                                      1,400           4,465

Financing activities:
     Repayment of note from a company under common control
         (note 10)                                                     (500)             --
     Reduction of fines payable (note 6)                               (120)           (360)
     Proceeds from issuance of notes payable (note 9)                 1,644              --
     Repayment of notes payable (note 9)                                 --          (1,407)
     Dividends paid (note 8)                                         (1,644)         (2,650)
                                                               ------------    ------------
                                                                       (620)         (4,417)

Investing activities:
     Acquisition (note 2)                                                --              (1)
     Additions to plant and equipment                                   (24)           (524)
     Proceeds on sale of property, plant and equipment                  445              --
                                                               ------------    ------------
                                                                        421            (525)
                                                               ------------    ------------

Increase (decrease) in cash                                           1,201            (477)

Cash, beginning of period                                               397              --

Cash and cash equivalents acquired on acquisition (note 2)               --           1,598

                                                               ------------    ------------
Cash and cash equivalents, end of period                       $      1,598    $      1,121
                                                               ============    ============


See accompanying notes to consolidated financial statements.

                                             5

                             CHINOOK GLOBAL LIMITED
                   Notes to Consolidated Financial Statements
                                December 31, 2006
                               (US $ in thousands)


(1)  Summary of significant accounting policies:

     (a)  Basis of presentation

          Chinook Group Limited, amalgamated with Chinook Canada Limited on February 1, 2005 to form Chinook Global Limited ("CGL").

          While the Company's fiscal period ends on March 31st, these financial statements have been prepared as at and for the twelve months ended December 31, 2006.

          On April 6, 2006, new investors, being members of management ("new investors") acquired 95.6% of the Company not previously held by management representing all the issued and outstanding Class A common stock of the Company.

          The acquisition was accounted for using the purchase method under Statement of Financial Accounting Standards (SFAS) No. 141 "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets". Under the purchase method of accounting, the assets acquired and liabilities assumed were recorded at estimated fair value at the date of the acquisition and these values were "pushed down" to the Company's financial statements in accordance with push down accounting rules.

          As a result of the acquisition, both the operating results of the Company prior to April 7, 2006 and the operating results post April 6, 2006 are presented in these financial statements.

     (b)  Description of business

          Chinook Global Limited is engaged in the business of producing and selling choline chloride and specialty choline derivatives throughout the world. Choline chloride is a vitamin B4 feed supplement that is broadly used primarily in the swine, poultry and pet food industry.

     (c)  Principles of consolidation

          The consolidated financial statements include the financial statements of Chinook Global Limited and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. In addition, the Company evaluates its relationships with other entities to identify whether they are variable interest entities as defined by FASB Interpretation No. 46
          (R), Consolidation of Variable Interest Entities ("FIN 46R") and to assess whether it is the primary beneficiary of such entities. If the determination is made that the Company is the primary beneficiary, then that entity is included in the consolidated financial statements in accordance with FIN 46(R). The Company has no relationships with variable interest entities.

                             CHINOOK GLOBAL LIMITED
                   Notes to Consolidated Financial Statements
                                December 31, 2006
                               (US $ in thousands)

(1)  Summary of significant accounting policies (continued):

     (d)  Trade accounts receivable

          Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses for doubtful accounts in the Company's existing accounts receivable. The Company determines the allowance based on an individual account by account review of all accounts outstanding at the balance sheet date. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

     (e)  Inventories

          Inventories are valued at the lower of cost or market determined using the weighted average method and net realizable value.

     (f)  Property, plant, and equipment

          Land is stated at cost. Buildings and equipment are stated at amortized cost. Amortization is provided on a straight-line basis over the estimated useful life of the asset as follows:

          Asset                                                          Rate
          -----                                                          ----

          Buildings, roads and sidings                               25 years
          Production equipment                                    15-20 years
          Pollution control equipment                                10 years
          Furniture and fixtures                                      5 years

     (g)  Income taxes

          Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                             CHINOOK GLOBAL LIMITED
                   Notes to Consolidated Financial Statements
                                December 31, 2006
                               (US $ in thousands)

(1)  Summary of significant accounting policies (continued):

     (h)  Revenue recognition

          The Company recognizes revenue when products are shipped and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence that an arrangement exists and the sales price is fixed or determinable. Volume discounts earned by customers are applied to invoices at the time of invoicing and are accounted for as a reduction of revenues. Given the nature of the products sold, the Company does not allow customers product returns or allowances unless the product does not meet pre-established product specification. Early payment discounts are given to select customers only.

     (i)  Derivative instruments

          The Company accounts for derivatives and hedging activities in accordance with FASB Statement No. 133, Accounting for Derivative Instruments and Certain Hedging activities, as amended, which requires that all derivative instruments be recorded on the balance sheet at their respective fair values. Accordingly, each derivative contract is adjusted to fair value at the balance sheet date with changes in fair value being recognized in earnings in the current period. The Company does not enter into financial instruments for trading or speculative purposes.

          The Company determines the fair value of its financial instruments based on quoted market values or cash flow analyses. The recorded amounts of financial instruments in these consolidated financial statements approximate their fair values.

     (j)  Impairment of long-lived assets

          In accordance with FASB Statement No. 144, Accounting for Impairment on Disposal of Long-Lived Assets, property, plant, and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposal group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

                             CHINOOK GLOBAL LIMITED
                   Notes to Consolidated Financial Statements
                                December 31, 2006
                               (US $ in thousands)

(1)  Summary of significant accounting policies (continued):

     (k)  Asset retirement obligation

          In accordance with FASB Statement No. 143, Accounting for Asset Retirement Obligations, ("Statement 143") the Company recognizes the fair value of a future asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets or leased assets that results from the acquisition, construction, development, and/or normal use of the assets. The Company concurrently recognizes a corresponding increase in the carrying amount of the related long-lived asset that is amortized over the life of the asset. The fair value of the asset retirement obligation is estimated using the expected cash flow approach that reflects a range of possible outcomes discounted at a credit-adjusted risk-free interest rate. Subsequent to the initial measurement, the asset retirement obligation is adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. Changes in the obligation due to the passage of time are recognized in interest, net expense using the interest method. Changes in the obligation due to changes in estimated cash flows are recognized as an adjustment of the carrying amount or value of the related long-lived asset that is amortized over the remaining life of the asset.

     (l)  Commitments and contingencies

          Liabilities for loss contingencies, including environmental remediation costs not within the scope of Statement 143, arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. Recoveries of environmental remediation costs from third parties, which are probable of realization, are separately recorded as assets, and are not offset against the related environmental liability, in accordance with FASB Interpretation No. 39, Offsetting of Amounts Related to Certain Contracts.

          The Company accrues for losses associated with environmental remediation obligations not within the scope of Statement 143 when such losses are probable and reasonably estimable. Accruals for estimated losses from environmental remediation obligations generally are recognized no later than completion of the remedial feasibility study. Such accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environment remediation obligations are not discounted to their present value.

                             CHINOOK GLOBAL LIMITED
                   Notes to Consolidated Financial Statements
                                December 31, 2006
                               (US $ in thousands)

(1)  Summary of significant accounting policies (continued):

     (m)  Foreign currency translation

          Monetary assets and liabilities denominated in foreign currencies are translated at the prevailing rates of exchange at the balance sheet date. Revenue and expenses are translated at the exchange rates prevailing on the transaction date. Realized and unrealized exchange gains and losses are included in earnings.

     (n)  Accounting for foreign currencies

          The functional currency of the Company is the United States dollar. All transactions denominated in a foreign currency are translated using an estimated rate on the day the transaction occurs.

          The Company's functional currency changed to the United States dollar effective April 1, 2003. At this time the financial statements were remeasured into United States dollars using the historical exchange rate for property, plant and equipment, equity and certain other non-monetary assets and liabilities and related amortization on these assets and liabilities. The Company used the exchange rate at the balance sheet date for the remaining monetary assets and liabilities. A weighted average exchange rate was used for each prior year revenues and expenses. Translation adjustments, which were based upon the exchange rate at the balance sheet date for assets and liabilities and historical exchange rates for non-monetary assets and liabilities and the weighted average rate for prior year income statements, are recorded as cumulative translation adjustment in accumulated other comprehensive loss in Stockholders' equity.

     (o)  Use of estimates

          The preparation of the consolidated financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the carrying value of property, plant and equipment, the railcar retirement obligation, valuation allowances for receivables, inventories and deferred income tax assets, environmental liabilities and valuation of derivative instruments. Actual results could differ from those estimates.

                             CHINOOK GLOBAL LIMITED
                   Notes to Consolidated Financial Statements
                                December 31, 2006
                               (US $ in thousands)

(2)  Acquisition:

     On April 6, 2006 new investors being members of management ("new investors"), acquired the 95.6% of the Company representing all of the issued and outstanding Class A common stock of the Company for total consideration of $1.00, from the prior stockholders.

     The acquisition by Management has been accounted for by the purchase method, whereby the identifiable assets acquired and liabilities assumed are recorded at fair value. The allocation of the purchase price to the net assets acquired and liabilities assumed at their assigned values is as follows:

     Cash and cash equivalents                                          $  1,598
     Accounts receivable                                                   4,918
     Inventories                                                           2,832
     Property, plant and equipment, available for sale                       128
     Unrealized gain on derivative contract                                  308
     Other current assets                                                    500
     ---------------------------------------------------------------------------

            Total assets acquired                                         10,284

     Trade accounts payable                                                3,973
     Accrued liabilities                                                   1,638
     Fines payable                                                         1,234
     Railcar retirement obligation                                           111
     Notes payable                                                         1,644
     ---------------------------------------------------------------------------

            Total liabilities assumed                                      8,600
     ---------------------------------------------------------------------------

     Net assets acquired                                                   1,684

     Cash consideration                                                     1.00

     ---------------------------------------------------------------------------
     Extraordinary gain                                                 $  1,684
     ---------------------------------------------------------------------------

     The fair value of tangible and intangible assets acquired was $29,298. The fair value of liabilities assumed was $8,600 resulting in negative goodwill of $20,698. Negative goodwill was allocated to the acquired assets on a pro-rata basis in accordance with SFAS 141, "Business Combinations". As a result of the allocation, all property, plant and equipment acquired, other than that held for sale and intangible assets were reduced to nil. Following the allocation, $1,684 of negative goodwill remained and was recorded as an extraordinary gain.

                             CHINOOK GLOBAL LIMITED
                   Notes to Consolidated Financial Statements
                                December 31, 2006
                               (US $ in thousands)

(3)  Derivative instruments:

     The Company uses commodity derivatives to manage its exposure to commodity price fluctuations.

     By using derivative financial instruments to hedge economic exposures to changes in commodity prices, the Company exposes itself to credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. When the fair value of a derivative contract is positive, the counterparty owes the Company, which creates credit risk for the Company. When the fair value of a derivative contract is negative, the Company owes the counterparty and, therefore, it does not possess credit risk. The Company minimizes the credit risk in derivative instruments by entering into transactions with high-quality counterparties.

     Market risk is the adverse effect on the value of a derivative instrument that results from a change in commodity prices. The market risk associated with commodity-price contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken.

     The Company maintains a commodity-price-risk management strategy that uses derivative instruments to minimize significant, unanticipated earnings fluctuations caused by commodity-price volatility. The manufacturing of the Company's products requires a significant volume of raw materials. Price fluctuations of raw materials cause market values of raw material inventory to differ from its cost and for the actual purchase price of raw materials to differ from the contract price.

     The Company has the following derivative instruments at December 31, 2006:

     (a) On May 5, 2006, the Company entered into a natural gas swap agreement. The swap expires on March 31, 2007 and requires the Company to pay (or receive from) a counterparty on a monthly basis the difference between prevailing market rates and the contract price. The prevailing market price at December 31, 2006 was lower than the contract price.

     (b) On December 15, 2006, the Company entered into a contract to purchase a raw material and to fix the price of the material. The contract expires in January 2007 and requires the Company to take delivery of the contracted amount of the raw material. The prevailing market forward price at December 31, 2006 is in excess of the contract price.

     (c) At December 31, 2006, the Company had an obligation to deliver a raw material input to a supplier based on the amount of processed materials already received from the supplier. The fair value of the obligation to deliver the raw material component has been determined using the spot price of the raw material component at December 31, 2006, which exceeds the contract price.

                             CHINOOK GLOBAL LIMITED
                   Notes to Consolidated Financial Statements
                                December 31, 2006
                               (US $ in thousands)

(3)  Derivative instruments (continued):

     The following table presents the carrying amounts and fair values of the Company's derivative instruments at December 31, 2006 (asset/(liability)):

                                                                    Carrying and
                                                                      fair value

     Natural gas swap agreement (a)                                   $    (249)
     Raw material purchase contract (b)                                     492
     Process material purchase contract (c)                                (103)

(4)  Property, plant and equipment:

     Buildings, roads and sidings                                     $      --
     Production equipment                                                   524
     Pollution control equipment                                             --
     Furniture and fixtures                                                  --
     Less accumulated amortization                                           39
                                                                      ---------
                                                                            485
     Assets held for sale                                                   128
                                                                      ---------
                                                                      $     613
                                                                      =========

     The carrying value of all property, plant and equipment, other than property held for sale, was reduced to nil as a result of the acquisition (note 2).

(5)  Railcar retirement obligation:

     The Company has a railcar retirement obligation arising from requirements to perform certain activities at the time that certain leased equipment is returned to the lessor. The liability was initially measured at fair value and subsequently is adjusted for accretion expense and changes in the amount or timing of the estimated cash flows. The corresponding retirement costs are capitalized and amortized over the term of the lease. The following table presents the activity for the railcar retirement obligation for the twelve month period ended December 31, 2006:

                                                     January 1,         April 7,
                                                     to April 6   to December 31

     Beginning balance                             $        110    $        111
     Additional liabilities incurred                         --              --
     Liabilities settled in current period                   --              --
     Revisions to estimates                                  --              --
     Accretion expense                                        1               4
                                                   ------------    ------------
     Ending balance                                $        111    $        115
                                                   ============    ============

                             CHINOOK GLOBAL LIMITED
                   Notes to Consolidated Financial Statements
                                December 31, 2006
                               (US $ in thousands)


(6)  Fines payable:

     Fines payable at December 31, 2006 consists of the following (note 14(a)):

     Unsecured non-interest bearing amounts, payable in equal
          quarterly installments of $120, due June 2009             $      1,180
           Less amounts representing interest at 7%                          184
                                                                    ------------
                                                                             996
           Less current installments                                         480
                                                                    ------------
           Fines payable                                            $        516
                                                                    ============

(7)  Income taxes:

     Income tax expense attributable to income from continuing operations was nil for the 96-day period ended April 6, 2006 and the 269-day period ended December 31, 2006, and differed from the amounts computed by applying the Canadian Federal income tax rate of 22.12% and Ontario Provincial tax rate of 14% to pretax income from continuing operations as a result of the following:

                                                                    January 1,        April 7,
                                                                    to April 6  to December 31

     Computed "expected" tax expense                              $        225    $      2,082
     Increase (reduction) in income taxes resulting from:
     Non-deductible expenses                                               163             120
     Non-taxable extraordinary gain (note 2)                                --            (605)
     Manufacturing and processing deduction                                (22)            (88)
     Change in the beginning-of-the-period balance of the
          valuation allowance for deferred tax assets allocated
          to income tax expense                                           (366)         (1,509)
                                                                  ------------    ------------
               Total income tax expense                           $         --    $         --
                                                                  ============    ============

     The Company is not subject to income taxes in any foreign jurisdiction.

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2006 are presented below.

     Deferred tax assets:
       Non-capital losses carried forward                          $ 4,201
       Equipment and machinery                                       1,208
       Other                                                           175
                                                                   -------
         Total gross deferred tax assets                             5,584
     Less valuation allowance                                       (5,584)
                                                                   -------
         Net deferred tax assets                                   $    --
                                                                   =======

                             CHINOOK GLOBAL LIMITED
                   Notes to Consolidated Financial Statements
                                December 31, 2006
                               (US $ in thousands)


(7)  Income taxes (continued):

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

     Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. In order to fully realize the deferred tax asset, the Company will need to generate future taxable income of approximately $12,312 prior to the expiration of the net operating loss carry forwards and investment tax credit carry forwards as follows:

                                                Investment             Loss
                                               tax credits   carry forwards
                                               -----------   --------------

     2010                                     $         47     $         --
     2011                                               13            1,191
     2012                                               11               --
     2013                                               16               --
     2015                                               --            7,820
     2016                                               --            3,301
                                              ------------     ------------

                                              $         87     $     12,312
                                              ============     ============

     Based upon the level of historical taxable income and projections for future taxable income over periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will not realize the benefits of these deductible differences at December 31, 2006.

     Subsequent to year end, the Company sold certain of its assets (note 17(b)). The future tax asset attributed to loss carry forwards previously reduced to nil, through the recognition of a valuation allowance, will by utilized by the Company as a result of the sale.


                                                       CHINOOK GLOBAL LIMITED
                                             Notes to Consolidated Financial Statements
                                                          December 31, 2006
                                              (US $ in thousands, except share amounts)

(8)  Capital stock (table expressed in dollars):


                                                      Class C                Class D                 Class E
                           Common stock            common stock           common stock            common stock
                         Number                  Number                  Number                  Number
                    outstanding      Amount outstanding      Amount outstanding      Amount outstanding      Amount

Balances at
  January 1, 2006        92,717   $ 411,245       8,824   $       6       4,412   $       3       4,412  $       3

Elimination on
  Revision of
  capital structure
  (note 8 (b(i)))       (92,717)   (411,245)     (8,824)         (6)     (4,412)         (3)         --         --
Increase
  (reduction) in
  the stated capital
   (note  8 (b(i)))          --          --          --          --          --          --          --      1,046
------------------------------------------------------------------------------------------------------------------
Balances at
  April 6, 2006              --          --          --          --          --          --       4,412      1,049

Exchange of
  Class A
  common stock
  for Class E
  common stock
  (note 8 (b(vi)))           --          --          --          --          --          --      15,588         --
------------------------------------------------------------------------------------------------------------------

Balances at
  December 31, 2006          --   $      --          --   $      --          --   $      --      20,000  $   1,049
==================================================================================================================
                                                                           Class A              Class B
                              Class A                  Total           preferred stock       preferred stock             Total
                           common stock            common stock       (note 7 (a)(ii))     (note 7 (a) (iii))      preferred stock
                         Number                  Number                  Number                Number                Number
                   outstanding       Amount outstanding      Amount outstanding   Amount  outstanding    Amount outstanding   Amount
Balances at
  January 1, 2006          --   $        --     110,365  $  411,257       1,000  $   --       92,717   $     --      93,717    $  --

Elimination on
  Revision of
  capital
   structure
  (note 8
   (b(i)))             95,588     1,728,579     (10,365)  1,317,325      (1,000)     --      (92,717)        --     (93,717)      --
Increase
  (reduction)
  in the stated
  capital (note
  8 (b(i)))                --    (1,727,824)         --  (1,726,778)         --      --           --         --          --       --
------------------------------------------------------------------------------------------------------------------------------------
Balances at
  April 6, 2006        95,588           755     100,000       1,804          --      --           --         --          --       --

Exchange of
  Class A
  common stock
  for Class E
  common stock
  (note 8 (b(vi)))    (15,588)           --          --          --          --      --           --         --          --       --
------------------------------------------------------------------------------------------------------------------------------------

Balances at
  December 31, 2006    80,000   $       755     100,000  $    1,804          --  $   --           --   $     --          --    $  --
====================================================================================================================================

                             CHINOOK GLOBAL LIMITED
                   Notes to Consolidated Financial Statements
                                December 31, 2006
                               (US $ in thousands)

(8)   Capital stock (continued):

      (a)   Capital stock:

            At January 1, 2006, the outstanding classes of stock had the following features:

            Authorized:

            (i) Unlimited common stock; Class A, Class C, Class D and Class E common stock with no par value.

            (ii) Unlimited Class A voting preferred stock, retractable and redeemable, at $1,317 per share, non-cumulative cash dividend of 0.5% of redemption price, preference in winding up and payment of dividends in priority to all other stock except to Class B preferred stock which rank in priority. This preferred stock has certain characteristics which require them to be classified as a liability on the balance sheet. Accordingly, any dividends authorized on this stock are recorded as interest expense.

            (iii) Unlimited Class B non-voting preferred stock,  retractable and redeemable at 0.001 per share, non-cumulative cash dividend of 3.0% of redemption price, preference on winding up and payment of dividends in priority to all other stock. This preferred stock has certain characteristics which require them to be classified as a liability on the balance sheet. Accordingly, any dividends authorized on this stock are recorded as interest expense.

      (b)   Transactions:

            (i) On March 30, 2006, the Company obtained stockholder approval and filed articles of amendment to consolidate its Class A and Class B preferred stock, its Class C and Class D voting common stock and common stock to 95,588 Class A voting common stock. Following the consolidation, the Class A and Class B preferred stock, the common stock and the Class C and Class D voting common stock were cancelled. In addition to the stock consolidation, the Company reduced the stated capital of its Class A voting common stock to less than $1, and increased the stated capital of the Class E voting common stock to $1. The net reduction in stated capital of $1,727 was reclassified to additional paid in capital. The Class A and Class E voting common stock rank equally in their rights with respect to payment of dividends and amounts upon liquidation, dissolution or winding up.

            (ii) On April 6, 2006, the Directors of Chinook Global Limited passed a resolution declaring a capital dividend in the amount of $1,644 on the Class A common shares held by the selling shareholders.

                             CHINOOK GLOBAL LIMITED
                   Notes to Consolidated Financial Statements
                                December 31, 2006
                               (US $ in thousands)

(8)   Capital stock (continued):

      (b)   Transactions:

            (iii) Immediately  following the  declaration  of the dividend,  the
                  $1,644 dividend was paid.

            (iv) Immediately following the payment of the capital dividend, the Directors of Chinook Global Limited passed a resolution approving the issuance of notes payable to the two Class A stockholders of Chinook Global Limited in the amount of $924 and $720, respectively. Interest on the notes was calculated at 3% per annum with blended interest and principal payments monthly.

            (v) Immediately following the foregoing transactions, the two Class A stockholders sold all of their Class A common stock to the new investors.

            (vi) Following the change in control, one stockholder exchanged 15,588 Class A common shares for 15,588 Class E common shares.

      (c)   Dividends:

            (i)   Prior to April 7, 2006, the Company paid dividends as follows:

            Class of stock                      Date

            Class A common                    April 6              $   1,644
                                                                   =========

            (ii) During the period April 7, to December 31, 2006, the Company paid dividends as follows:

            Class of stock                       Date

            Class A common                  August 22              $    119
                                           October 16                   100
                                           December 1                 1,920
                                                                   --------
                                                                      2,139

            Class E common                  August 22                     6
                                           October 16                    25
                                           December 1                   480
                                                                   --------
                                                                        511
                                                                   --------

      Total                                                        $  2,650
                                                                   ========

                             CHINOOK GLOBAL LIMITED
                   Notes to Consolidated Financial Statements
                                December 31, 2006
                               (US $ in thousands)


(9)   Notes payable:

      On April 6, 2006, the Company issued notes payable to the two Class A stockholders of the Company in the amount of $1,644 maturing on March 31, 2011 (note 8(b)). Interest on the notes was calculated at 3% per annum with blended principal and interest payments monthly. The terms of the notes permitted the Company to redeem the notes in advance of their stated maturity date at their face amount. On December 1, 2006, the Company redeemed the notes for total consideration of $1,407. The $237 benefit recognized by the Company, being the amount by which the redemption amount was less than the stated principal outstanding has been recorded as additional paid in capital.

(10)  Related party transaction:

      During the period ended April 6, 2006, the Company repaid a $500 obligation under a revolving credit facility bearing interest at bank prime rate to a company under common control. Following the repayment of the obligation, the revolving credit facility was extinguished.

(11)  Lease commitments:

      The Company has several noncancelable operating leases, primarily for transportation equipment, that expire over the next three years. These leases generally contain renewal options at fair value prices to be determined in the future. The Company is required to pay all executory costs such as maintenance and insurance. The Company is also obligated to perform certain remediation activities at the end of the lease (note 5). Rental payments include minimum rentals plus contingent rentals based on mileage.

      Minimum rent payments under operating leases are recognized on a straight-line basis over the term of the lease including any periods of free rent. Rental expense for operating leases for the ninety-six day period ended April 6, 2006, and the 269 day period ended December 31, 2006 were $28 and $83 respectively.

      Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 2006 are:

      Twelve months ending December 31:
           2007                                              $   111
           2008                                                  111
           2009                                                   50
                                                             -------
                Total minimum lease payments                 $   272
                                                             =======

                             CHINOOK GLOBAL LIMITED
                   Notes to Consolidated Financial Statements
                                December 31, 2006
                               (US $ in thousands)


(12)  Change in non-cash operating working capital:

                                                 January 1 to     April 7, to
                                                      April 6     December 31

      Trade accounts receivable                  $        120    $         18
      Inventories                                        (266)            379
      Other current assets                               (258)            166
      Trade accounts payable                            1,743          (2,046)
      Accrued liabilities                                (553)          1,534
                                                 ------------    ------------
                                                 $        786    $         51
                                                 ============    ============

(13)  Cost of goods sold:

                                                 January 1 to     April 7, to
                                                      April 6     December 31

      Cost of goods sold consists of:
          Raw materials                          $      6,577    $     19,233
          Production costs                              1,251           3,533
          Freight                                       1,071           3,150
                                                 ------------    ------------
                                                 $      8,899    $     25,916
                                                 ============    ============

                             CHINOOK GLOBAL LIMITED
                   Notes to Consolidated Financial Statements
                                December 31, 2006
                               (US $ in thousands)


(14)  Commitments and contingencies:

      (a) A predecessor company of CGL pleaded guilty on January 24, 2000, to felony price fixing in the United States. This matter was resolved with the United States Department of Justice ("DOJ") with the imposition of a non-interest bearing fine of $5,000, initially payable in escalating annual instalments over a five year period. On January 15, 2004, the U.S. District Court for the Northern District of Texas restructured the fine payment schedule to require payments in quarterly instalments of $120 with the final instalment due in June 2009 (note 5). In addition, all of the predecessor companies (collectively referred to as the "Chinook defendants") were named as co-defendants in numerous class action and non-class civil action suits as a result of the charges brought by the DOJ. As of December 31, 2006, virtually all class action and non-class civil action suits which had been filed against one or more of the Chinook defendants, except as noted below, have been settled and no further amounts are owed by CGL in respect of these actions.

            CGL reached an agreement in principle on March 1, 2005, subject to review and execution of the necessary legal documentation, to settle the Straus and Boies Actions. The agreement in principle contemplated a payment by CGL of approximately $200, and accordingly, this amount has been recorded as a liability at December 31, 2006. However, as at December 31, 2006, the Straus & Boies Actions, an amalgamation of numerous state indirect purchases class action suits, remains unsettled and management is not in a position at this time to suggest a date when the above noted matter will be fully resolved.

            Legal fees to represent the Company in these matters are expensed as incurred.

      (b)   The Company  entered into a  Participation  Agreement  with a former shareholder pursuant to which the Company agreed to pay 50% of the net proceeds realized from the sale of certain property, plant and equipment assets of the Company, if any, less one third of the aggregate amount of fines and surcharges in excess of $50 that may be required to be paid by the Company in relation to claims brought against the Company by the Ministry for the Environment for the Province of Ontario ("MOE") for violations alleged to have occurred in 2004 and 2005 (see Note 17(b)). "Net proceeds" is defined in the Participation Agreement to be sale proceeds less out-of-pocket expenses incurred by the Company in respect of the sale of the assets, including commissions, legal fees and decommissioning costs of buildings and/or equipment required to facilitate sale. The former shareholder is not obligated to make any payments under the Participation Agreement. At this time, the Company has not actively pursued the sale of the assets which are subject to the Participation Agreement.

                             CHINOOK GLOBAL LIMITED
                   Notes to Consolidated Financial Statements
                                December 31, 2006
                               (US $ in thousands)


(15)  Business and credit concentrations:

      i)    Credit risk:

            Credit risk arises from the potential default of a customer in meeting its financial obligation to the Company. The Company has credit evaluation, approval and monitoring processes to mitigate potential credit risk.

            The Company evaluated the collectability of accounts receivable and no allowance for doubtful accounts was considered necessary.

      ii)   Business concentration:

            The Company supplies products to a broad range of customers who operate in a number of industry segments. No single customer, identifiable group of customers or business segment comprises a substantial portion of the Company's sales. As such, the Company is not subjected to undue business concentration risk.

(16)  Segmented information:

      The following schedules provide required segmented information disclosure for the period ended:

      January 1, 2006 to April 6, 2006:

                                             United
                                Canada       States  International      Total
                            -------------------------------------------------
      Net sales             $    1,356   $    7,386   $    2,048   $   10,790
      Property, plant and
        equipment                3,733           --           --        3,733

      April 7, 2006 to December 31, 2006:

                                             United
                                Canada       States  International      Total
                            -------------------------------------------------
      Net sales             $    5,610   $   20,934   $    5,803   $   32,347
      Property, plant and
        equipment                  613           --           --          613

      Geographic segmentation of revenue is determined based on the location of the customer.

                             CHINOOK GLOBAL LIMITED
                   Notes to Consolidated Financial Statements
                                December 31, 2006
                               (US $ in thousands)

(17)  Subsequent events:

      (a)   Indirect California Actions:

            A predecessor company of CGL pleaded guilty on January 24, 2000, to felony price fixing in the United States. This matter was resolved with the United States Department of Justice ("DOJ") with the imposition of a non-interest bearing fine of $5,000, initially payable in escalating annual instalments over a five year period. On January 15, 2004, the U.S. District Court for the Northern District of Texas restructured the fine payment schedule to require payments in quarterly instalments of $120 with the final instalment due in June 2009 (note 5). In addition, all of the predecessor companies (collectively referred to as the "Chinook defendants") were named as co-defendants in numerous class action and non-class civil action suits as a result of the charges brought by the DOJ. As of December 31, 2006, virtually all class action and non-class civil action suits which had been filed against one or more of the Chinook defendants, except as noted below, have been settled and no further amounts are owed by CGL in respect of these actions.

            On February 28, 2007, the Company signed a Memorandum Agreement to settle the Indirect California Actions for $275. As the financial statements as at and for the twelve months ended December 31, 2005 had not been issued at the time of the settlement, they were adjusted for the resolution of this matter and therefore the settlement had no effect on the results of operations for the twelve months ended December 31, 2006. Accordingly, a liability of $275 has been recorded in these financial statements.

      (b)   Sale of assets:

            On March 16, 2007, the Company sold its inventory and customer list to a publicly listed company in the United States.

      (c)   Ministry of the Environment for the Province of Ontario:

            On September 28, 2006 CGL was charged with two counts of failing to comply, in October of 2004, with an amended Certificate of Approval for Air contrary to Section 186(3) of the Environmental Protection Act for the Province of Ontario and on September 29, 2006 CGL was charged with one count of failing to comply, in October of 2004, with the daily loading limit for a regulated element contrary to
            Section 186(1) of the Environmental Protection Act.

            The MOE has identified that there are a number of charges beyond the above noted charges which could be laid and which pertain to failing to comply with the daily loading limit for various dates in July 2005 and for failing to report same on one occasion contrary to the Environmental Protection Act. The MOE has indicated that there will be a financial penalty assessed.

                             CHINOOK GLOBAL LIMITED
                   Notes to Consolidated Financial Statements
                                December 31, 2006
                               (US $ in thousands)


(17)  Subsequent events (continued):

      (c)   Ministry of the Environment for the Province of Ontario (continued):

            On May 4, 2007, the Company reached an agreement to settle the outstanding charges laid by the MOE in September, 2006. The Company agreed to a settlement amount of $815. As the Company had previously recorded a liability for this amount, no adjustment to the financial statements was made as a result of the settlement.

Item 9.01(b) Pro Forma Financial Information

1.    Description of Transaction and Basis of Presentation

On March 16, 2007, the Company, through its wholly-owned subsidiary BCP Ingredients, Inc. ("BCP"), entered into an asset purchase agreement (the "Asset Purchase Agreement") with Chinook Global Limited ("Chinook"), a privately held Ontario corporation, pursuant to which BCP acquired certain of Chinook's choline chloride business assets (the "Chinook Acquisition") for a purchase price of $29,000,000 plus the value of certain product inventories estimated at approximately $1,840,000. The acquisition closed effective the same date. On March 16, 2007, the Company and its principal bank entered into a new Loan Agreement (the "New Loan Agreement") providing for an unsecured term loan of $29,000,000 (the "New Term Loan"), the proceeds of which were used to fund the acquisition. The New Term Loan is payable in equal monthly installments of principal, each equal to 1/60th of the principal of the New Term Loan, together with accrued interest, with remaining principal and interest payable at maturity. The New Term Loan has a maturity date of March 16, 2010 and is subject to a monthly interest rate equal to LIBOR plus 1%. At March 31, 2007, this interest rate was 6.32%.

Because these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values attributable to the acquisition, the actual amounts recorded for the acquisition may differ from the information presented in these unaudited pro forma condensed combined financial statements. The Chinook Acquisition has been accounted for using the purchase method of accounting and the purchase price of the acquisition has been assigned to the net assets acquired based on the fair value of such assets at the date of acquisition.

The pro forma information presented is for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved if the acquisition had occurred at the beginning of each period, nor is it indicative of future operating results or financial position. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and cost savings that we may achieve with respect to the acquisition. The pro forma information should be read in conjunction with the accompanying notes thereto, and in conjunction with the historical consolidated financial statements and accompanying notes of Balchem Corporation's annual reports on Form 10-K. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable.

2.    Purchase Price

Preliminary Purchase Price Allocation

The preliminary allocation of the total purchase price, including acquisition costs, was based on the estimated fair values as of March 16, 2007. Adjustments to these estimates will be included in the allocation of the purchase price of the Chinook Acquisition upon settlement of any working capital or other adjustments. The preliminary purchase price has been allocated as follows (in thousands):

----------------------------------------------------
                                 Fair Value Recorded
                                     in Purchase
                                     Accounting
----------------------------------------------------

Customer list                     $         29,201
Inventory                                    1,840
Short-term receivable                        1,850
Short-term obligation                         (870)
Other                                           73
----------------------------------------------------
         Total                    $         32,094
====================================================


                                                    BALCHEM CORPORATION
                                        Unaudited Pro Forma Combined Balance Sheet
                                                     December 31, 2006
                                                      (In thousands)

                                                                 Historical
                                                         ---------------------------

                                                           (audited)     (audited)
                                                                                          Pro forma             Pro Forma
                             Assets                      (1) Balchem    (2) Chinook      Adjustments            Combined
                             ------                      ------------   ------------    ------------          ------------
Current assets:
    Cash and cash equivalents                            $      5,189   $      1,121    $     (4,215) (3)(7)  $      2,096
    Accounts receivable                                        11,578          4,900          (4,900)    (7)        11,578
    Inventories                                                 9,918          2,453            (613) (4)(7)        11,758
    Prepaid expenses and other                                  1,754            826           1,024  (4)(7)         3,604
    Deferred income taxes                                         416             --              --                   416
                                                         ------------   ------------    ------------          ------------
        Total current assets                                   28,855          9,300          (8,704)               29,452
                                                         ------------   ------------    ------------          ------------

Property, plant and equipment, net                             31,313            613            (498)    (7)        31,428
Goodwill                                                       25,253             --              --                25,253
Intangibles and other assets, net                               6,912             --          29,274  (4)(5)        36,186
Deferred financing costs                                           --             --              --                    --

                                                         ------------   ------------    ------------          ------------
            Total assets                                 $     92,333   $      9,913    $     20,072          $    122,318
                                                         ============   ============    ============          ============

       Liabilities and Stockholders' Equity
       ------------------------------------
Current liabilities:
    Trade accounts payable                                      3,010          1,926          (1,926)    (7)  $      3,010
    Accrued expenses                                            1,827          3,171          (3,171)    (7)         1,827
    Accrued compensation and other benefits                     1,869             --              --                 1,869
    Customer deposits and other deferred revenue                1,072             --              --                 1,072
    Dividends payable                                           1,596             --              --                 1,596
    Income tax payable                                            186             --              --                   186
    Current portion of long-term debt                              --             --           5,800     (6)         5,800
    Other current liabilities                                      --            947             (77) (4)(7)           870
                                                         ------------   ------------    ------------          ------------
        Total current liabilities                               9,560          6,044             626                16,230
                                                         ------------   ------------    ------------          ------------

Deferred income taxes                                           6,627             --              --                 6,627
Long-term debt                                                     --             --          23,200     (6)        23,200
Other long-term obligations                                       784            516            (401)    (7)           899
                                                         ------------   ------------    ------------          ------------
            Total liabilities                                  16,971          6,560          23,425                46,956
                                                         ------------   ------------    ------------          ------------

Stockholders' equity:
    Common stock                                                  788              2              (2)    (7)           788
    Additional paid-in capital                                 10,393            237            (237)    (7)        10,393
    Retained earnings                                          63,988          3,114          (3,114)    (7)        63,988
    Accumulated other comprehensive income                        193             --              --                   193
    Treasury stock                                                 --             --              --                    --
                                                         ------------   ------------    ------------          ------------
        Total stockholders' equity                             75,362          3,353          (3,353)               75,362

                                                         ------------   ------------    ------------          ------------
            Total liabilities and stockholders' equity   $     92,333   $      9,913    $     20,072          $    122,318
                                                         ============   ============    ============          ============

 See accompanying notes to unaudited pro forma combined financial statements



                                                 BALCHEM CORPORATION
                                     Pro Forma Combined Statement of Operations
                                            Year ended December 31, 2006
                                   (In thousands, except earnings per share data)

                                                           Historical
                                                   ----------------------------
                                                    (audited)       (audited)
                                                                                     Pro Forma          Pro Forma
                                                   (8) Balchem     (9) Chinook      Adjustments          Combined
                                                   ------------    ------------    ------------        ------------

 Net sales                                         $    100,905    $     43,137              --        $    144,042

 Cost of sales                                           66,899          34,943            (128) (10)       101,714

                                                   ------------    ------------    ------------        ------------
 Gross profit                                            34,006           8,194             128              42,328

 Operating expenses:
    Selling, general and administrative expenses         14,844           3,261            (113) (11)        17,992

                                                   ------------    ------------    ------------        ------------
 Earnings from operations                                19,162           4,933             241              24,336

 Other income (expense):
   Interest income (expense) - net                          (61)             45          (1,650) (12)        (1,666)
   Other income (expense) - net                              --            (276)            276  (13)            --
                                                   ------------    ------------    ------------        ------------

 Earnings before income tax expense                      19,101           4,702          (1,133)             22,670

    Income tax expense                                    6,823              --           1,275  (14)         8,098
                                                   ------------    ------------    ------------        ------------

 Earnings before extraordinary gain                      12,278           4,702          (2,408)             14,572

    Extraordinary gain - negative goodwill                   --           1,684          (1,684)                 --

                                                   ------------    ------------    ------------        ------------
 Net earnings                                      $     12,278    $      6,386    $     (4,092)       $     14,572
                                                   ============    ============    ============        ============

 Net earnings per common share - basic             $       0.70                                        $       0.84
                                                   ============                                        ============

 Net earnings per common share - diluted           $       0.67                                        $       0.80
                                                   ============                                        ============

Weighted average shares outstanding - basic          17,427,857                                          17,427,857
                                                   ============                                        ============

Weighted average shares outstanding - diluted        18,247,241                                          18,247,241
                                                   ============                                        ============

 See accompanying notes to unaudited pro forma combined financial statements


                               Balchem Corporation
           Notes to Unaudited Pro Forma Combined Financial Statements
                                 (in thousands)

Balance Sheet:

1) Represents the Company's historical consolidated balance sheet as of December 31, 2006.

2) Represents Chinook's historical consolidated balance sheet as of December 31, 2006.

The pro forma combined financial statements have been adjusted for the items set forth below:

3) To record cash paid as if the acquisition took place on December 31, 2006 of $29,274 which includes $201 and $73 for acquisition costs and deferred financing costs respectively, incurred in connection with borrowings pursuant to the $29,000 term loan used to finance the acquisition.

4) The following reflects the preliminary allocation of the purchase price. These allocations may change based on actual working capital and other adjustments.

      ----------------------------------------------------
                                       Fair Value Recorded
                                           in Purchase
                                           Accounting
      ----------------------------------------------------

      Customer list                     $          29,201
      Inventory                                     1,840
      Short-term receivable                         1,850
      Short-term obligation                          (870)
      Other                                            73
      ----------------------------------------------------
               Total                    $          32,094
      ====================================================

5) Reflects the deferred financing charges incurred in connection with borrowings pursuant to the $29,000 term loan used to finance the acquisition. Such costs will be amortized over 3 years, the term of the related debt.

6) To record borrowings pursuant to the term loan of $29,000 to fund the acquisition of the Chinook Acquisition. The Term Loan is payable in equal monthly installments of principal totaling approximately $483, together with accrued interest, and has a maturity date of March 16, 2010. Borrowing under the term loan bears interest at LIBOR plus 1%.

7)    To eliminate the historical assets, liabilities, and equity of Chinook.

                               Balchem Corporation
           Notes to Unaudited Pro Forma Combined Financial Statements
                                 (in thousands)

Statement of Operations:

8) Represents the Company's historical consolidated statement of operations for the year ended December 31, 2006.

9) Represents Chinook's historical consolidated statement of earnings for the twelve month period ended December 31, 2006.

10) Adjustment to decrease depreciation expense included in cost of sales by $128 to reflect the preliminary allocation of the purchase price which did not include acquired property, plant and equipment.

11) Adjustment of $2,920 to reflect amortization expense of the customer list acquired for the year ended December 31, 2006. The Company amortizes its customer lists over 10 years. Also reflects the elimination of selling, general and administrative expenses that were not acquired.

      The Company adopted the provisions of SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets, as of January 1, 2002. These standards require the use of the purchase method of business combination and define an intangible asset. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No.
      142. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets.

12) Adjustment to reflect the Company's pro forma interest expense associated with additional borrowings for the acquisitions. Interest is calculated on the $29,000 Term Loan (variable rate assumed at 6.32%) resulting in interest expense of approximately $1,650 for the year ended December 31, 2006.

      The effects of a 1/8% increase or decrease in interest rates would change annual interest expense by approximately $19.

13)   Elimination of fines, currency losses and derivative gains and losses.

14) Adjustment to apply the Company's effective tax rate of 35.7% to the pretax earnings/(loss) of the pro forma adjustments and to the earnings/(loss) of Chinook. The effective tax rate used by the Company is higher than applicable statutory rates due to the inclusion of state income taxes.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     BALCHEM CORPORATION


                                                     By:/s/ Dino A. Rossi
                                                     ---------------------------
                                                     Dino A. Rossi, President &
                                                     Chief Executive Officer

Dated: May 31, 2007